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                                                                  Exhibit 99.1


                   VERTEX PHARMACEUTICALS INCORPORATED
                       1996 STOCK and OPTION PLAN
               (AS AMENDED ON JULY 17, 2002, AND RESTATED)

1. DEFINITIONS

     Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan, have the following meanings:

AFFILIATE means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

BOARD of Directors means the Board of Directors of the Company.

CODE means the United States Internal Revenue Code of 1986, as amended.

COMMITTEE means the Compensation Committee of the Board of Directors or any successor thereto appointed by the Board of Directors pursuant to Section 4 hereof to administer this Plan.

COMMON STOCK means shares of the Company's common stock, $.01 par value.

COMPANY means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

DISABILITY or DISABLED means permanent and total disability as defined in
Section 22(e)(3) of the Code.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

FAIR MARKET VALUE of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date') on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Committee in its sole discretion. The Fair Market Value as determined in this paragraph rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

ISO means an option intended to qualify as an incentive stock option under Code Section 422(b).

KEY EMPLOYEE means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Committee to be eligible to be granted one or more Stock Rights under the Plan.

NQSO means an option which is not intended to qualify as an ISO.

NON-EMPLOYEE DIRECTOR means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

OPTION means an ISO or NQSO granted under the Plan.


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PARTICIPANT means a Key Employee, Non-Employee Director, consultant or advisor of the Company to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant' shall include "Participant's Survivors' and a Participant' s permitted transferees where the context requires.

PARTICIPANT'S SURVIVORS means a deceased Participant's legal representatives and/or any person or persons who acquires the Participant's rights to a Stock Right by will or by the laws of descent or distribution.

PLAN means this Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan, as amended from time to time.

SHARES means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of
Section 3 of the Plan. The Shares issued upon exercise of Stock Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

STOCK AGREEMENT means an agreement between the Company and a Participant executed and delivered pursuant to the Plan, in such form as the Committee shall approve.

STOCK AWARD means an award of Shares or the opportunity to make a direct purchase of Shares of the Company granted under the Plan.

STOCK RIGHT means a right to Shares of the Company granted pursuant to the Plan as an ISO, an NQSO or a Stock Award.

2. PURPOSES OF THE PLAN

     The Plan is intended to encourage ownership of Shares by Key Employees, Non-Employee Directors and certain consultants and advisors to the Company in order to attract such persons, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of Stock Rights to Key Employees, Non-Employee Directors, consultants and advisors of the Company.

3. SHARES SUBJECT TO THE PLAN

     The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 22,000,000 plus the number of shares of Common Stock previously reserved for the granting of options under the Vertex Pharmaceuticals Incorporated 1991 Stock Option Plan and 1994 Stock and Option Plan but not granted thereunder, or the equivalent of such number of Shares after the Committee, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan.

     If an Option granted hereunder or any option granted under the 1991 Stock Option Plan or 1994 Stock and Option Plan ceases to be "outstanding', in whole or in part, or if the Company shall reacquire any Shares issued pursuant to Stock Awards, the Shares which were subject to such Option and any Shares so reacquired by the Company shall also be available for the granting of other Stock Rights under the Plan. Any Stock Right shall be treated as "outstanding' until such Stock Right is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Stock Agreement, without having been exercised in full.


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4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to:

     a. Interpret the provisions of the Plan or of any Option, Stock Award or Stock Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

     b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, Non-Employee Directors, consultants and advisors of the Company and its Affiliates shall be granted Stock Rights;

     c. Determine the number of Shares and exercise price for which a Stock Right or Stock Rights shall be granted;

     d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

     e. In its discretion, accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of the Option holder accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into an NQSO pursuant to Section 20) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6.2.3.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs and shall be in compliance with any applicable provisions of Rule 16b-3 under the Exchange Act. Subject to the foregoing, the interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Committee is other than the Board of Directors.

     The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Participants, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or grants hereunder. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

5. ELIGIBILITY FOR PARTICIPATION

     The Committee shall, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Committee may


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authorize the grant of a Stock Right to a person not then an employee,
Non-Employee Director, consultant or advisor of the Company or of an Affiliate; PROVIDED, HOWEVER, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of execution of the Stock Agreement evidencing such Stock Right. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in other grants of Stock Rights. Nothwithstanding anything to the contrary contained in this Plan, no Stock Rights shall be granted to any director or officer of the Company except in accordance with the applicable rules of the Nasdaq Stock Market or other securities market where the Common Stock is traded.

6. TERMS AND CONDITIONS OF OPTIONS

          6.1 GENERAL. Each Option shall be set forth in writing in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Committee may provide that Options be granted subject to such conditions as the Committee may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto, PROVIDED, HOWEVER, that the option price per share of the Shares covered by each Option shall not be less than the Fair Market Value per share of the Common Stock on the date of grant
     (or par value if greater). Each Stock Agreement shall state the number of Shares to which it pertains, the date or dates on which it first is exercisable and the date after which it may no longer be exercised. Option rights may accrue or become exercisable in installments over a period of time, or upon the achievement of certain conditions or the attainment of stated goals or events. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Committee providing for certain protections for the Company and its other shareholders, including requirements that the Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted, and the Participant or the Participant's Survivors may be required to execute letters of investment intent and to acknowledge that the Shares will bear legends noting any applicable restrictions.

               6.2 ISOs. ISOs shall be issued only to Key Employees. In addition to the minimum standards set forth in Section 6.1, ISOs shall be subject to the following terms and conditions, with such additional restrictions or changes as the Committee determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

                    6.2.1 ISO OPTION PRICE: The Option price per Share of the
                Shares subject to an ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant of the ISO; provided, however that the Option price per share of the Shares subject to an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

                    6.2.2 TERM OF ISO: Each ISO shall expire not more than
                ten (10) years from the date of grant; provided, however, that an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall expire not more than five (5) years from the date of grant.


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                    6.2.3 LIMITATION ON GRANT OF ISOs: No ISOs shall be
                granted after December 8, 2004, the date which is ten (10) years from the earlier of the date of the adoption of this Plan and the date of the approval of the Plan by the shareholders of the Company.

          6.3 NON-EMPLOYEE DIRECTORS' OPTIONS. Each Non-Employee Director, upon first being elected or appointed to the Board of Directors, shall be granted an NQSO to purchase 20,000 Shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of the Option, (ii) have a term of ten (10) years, and (ii) shall become cumulatively exercisable in sixteen (16) equal quarterly installments, upon completion of each full quarter of service on the Board of Directors after the date of grant. In addition, on June 1 of each year, each Non-Employee Director shall be granted a NQSO to purchase 7,500 shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of such Option,
     (ii) have a term of ten (10) years, and (iii) be exercisable in full immediately on the date of grant. Any director entitled to receive an Option grant under this Section may elect to decline the Option. Notwithstanding the provisions of Section 24 concerning amendment of the Plan, the provisions of this Subsection shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding anything to the contrary contained in any other provisions of this Plan, the Committee shall have no discretion to vary the terms of Options granted under this Section 6.3 from those set forth herein. The provisions of Sections 11, 13 and 14 below shall not apply to Options granted pursuant to this Subsection.

          6.4 LIMITATION ON NUMBER OF OPTIONS GRANTED. Notwithstanding anything in this Plan to the contrary, no Participant shall be granted Options in any calendar year for the purchase of more than 400,000 Shares (subject to adjustment pursuant to Section 17 to the extent consistent with
     Section 162(m) of the Code).

7. TERMS AND CONDITIONS OF STOCK AWARDS

Each Stock Award shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Committee, with such changes and modifications to such form as the Committee, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions which the Committee determines to be appropriate and in the best interest of the Company; provided, however, that the purchase price per share of the Shares covered by each Stock Award shall not be less than the par value per Share. Each Stock Agreement shall state the number of Shares to which the Stock Award pertains, the date prior to which the Stock Award must be exercised by the Participant, and the terms of any right of the Company to reacquire the Shares subject to the Stock Award, including the time and events upon which such rights shall accrue and the purchase price therefor, and any restrictions on the transferability of such Shares. All Stock Awards shall be subject to restrictions on transfer and a right of repurchase by the Company and shall vest over a period of not less than three years from the date of grant, or upon the later of one year after the date of grant or the achievement of such performance objectives as shall be approved by the Committee when granting the Stock Award. The Committee, in its discretion, may accelerate the vesting of Stock Awards in the event of (a) death or disability of the Participant, or (b) in connection with an Acquisition as defined in Section 17.2.


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8. EXERCISE OF STOCK RIGHTS AND ISSUANCE OF SHARES

     A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company, together with provision for payment of the full purchase price in accordance with this Section for the Shares as to which such Stock Right is being exercised, and upon compliance with any other condition(s) set forth in the Stock Agreement. Such written notice shall be signed by the person exercising the Stock Right, shall state the number of Shares with respect to which the Stock Right is being exercised and shall contain any representation required by the Plan or the Stock Agreement.

     Payment of the purchase price for the Shares as to which such Stock Right is being exercised shall be made (a) in United States dollars in cash or by check acceptable to the Committee, or (b) at the discretion of the Committee, (i) through delivery of shares of Common Stock (which, in the case of shares acquired from the Company, have been held by the Participant for at least six (6) months) not subject to any restriction under any plan and having a fair market value equal as of the date of exercise to the cash exercise price of the Stock Right, determined in good faith by the Committee, or (ii) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Company, or (iii) by any other means (excluding, however, delivery of a promissory note of the Participant) which the Committee determines to be consistent with the purpose of this Plan and applicable law, or (iv) by any combination of the foregoing. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

     The Company shall then as soon as is reasonably practicable deliver the Shares as to which such Stock Right was exercised to the Participant (or to the Participant's Survivors, as the case may be). It is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

9. RIGHTS AS A SHAREHOLDER

     No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise thereof and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

10. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS

     ISOs and, except as otherwise provided by the Committee, NQSOs and Stock Awards shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, provided, however, that the designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Section. Except as provided in the preceding sentence or as otherwise permitted under an NQSO or Stock Award Stock Agreement, a Stock Right shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted


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thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11. EFFECT OF TERMINATION OF SERVICE

     11.1 Except as otherwise provided in the pertinent Stock Agreement or as otherwise provided in Sections 12, 13 or 14, if a Participant ceases to be an employee, director, consultant or advisor with the Company and its Affiliates (for any reason other than termination "for cause', Disability, or death) (a "Termination of Service') before the Participant has exercised all Stock Rights, the Participant may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such Termination of Service, but only within the originally prescribed term of the Stock Right.

     11.2 The provisions of this Section, and not the provisions of Section 13 or 14, shall apply to a Participant who subsequently becomes disabled or dies after the Termination of Service; provided, however, that in the case of a Participant's death within three (3) months after the Termination of Service, the Participant's Survivors may exercise the Stock Right within one
(1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Stock Right.

     11.3 Notwithstanding anything herein to the contrary, if subsequent to a Participant's Termination of Service, but prior to the exercise of a Stock Right, the Committee determines that, either prior or subsequent to the Participant's Termination of Service, the Participant engaged in conduct which would constitute "cause' (as defined in Section 12), then such Participant shall forthwith cease to have any right to exercise any Stock Right.

     11.4 Absence from work with the Company or an Affiliate because of temporary disability or a leave of absence for any purpose, shall not, during the period of any such absence in accordance with Company policies, be deemed, by virtue of such absence alone, a Termination of Service, except as the Committee may otherwise expressly provide.

     11.5 A change of employment or other service within or among the Company and its Affiliates shall not be deemed a Termination of Service, so long as the Participant continues to be an employee, director, consultant or advisor of the Company or any Affiliate.

12. EFFECT OF TERMINATION OF SERVICE FOR "CAUSE"

Except as otherwise provided in the pertinent Stock Agreement, in the event of a Termination of Service of a Participant "for cause" all outstanding and unexercised Stock Rights as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited. For purposes of this Section 12, "cause" shall include (and is not limited to) dishonesty with respect to the Company and its Affiliates, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, conduct substantially prejudicial to the business of the Company or any Affiliate, and termination by the Participant in violation of an agreement by the Participant to remain in the employ of the Company of an Affiliate. The determination of the Committee as to the existence of cause will be conclusive on the Participant and the Company. "Cause" is not limited to events which have occurred prior to a Participant's Termination of Service, nor is it necessary that the Committee's finding of "cause" occur prior to termination. If the Committee determines, subsequent to a Participant's Termination of Service but prior to the exercise of a Stock Right, that either prior or


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subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Stock Right shall be forfeited. Any definition in an agreement between a Participant and the Company or an Affiliate which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination shall supersede the definition in this Plan with respect to that Participant.

13. EFFECT OF TERMINATION OF SERVICE FOR DISABILITY

     Except as otherwise provided in the pertinent Stock Agreement, in the event of a termination of service with the Company and its Affiliates by reason of Disability, the Disabled Participant may exercise any Stock Right granted to him or her to the extent exercisable but not exercised on the date of Disability. A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled or, if earlier, within the originally prescribed term of the Stock Right.

     The Committee shall make the determination both of whether Disability has occurred and of the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Committee, the cost of which examination shall be paid for by the Company.

14. EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT

     Except as otherwise provided in the pertinent Stock Agreement, in the event of death of a Participant while the Participant is an employee, director, consultant or advisor of the Company or of an Affiliate, any Stock Rights granted to such Participant may be exercised by the Participant's Survivors to the extent exercisable but not exercised on the date of death. Any such Stock Right must be exercised within one (1) year after the date of death of the Participant but in no event after the date of expiration of the term of the Stock Right.

15. PURCHASE FOR INVESTMENT

     Unless the offering and sale of the Shares to be issued upon the particular exercise of an Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

     a. The person(s) who exercise such Stock Right shall warrant to the Company, at the time of such exercise or receipt, as the case may be, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

             "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel


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             satisfactory to it that an exemption from registration under such
             Act is then available, and (2) there shall have been compliance with all applicable state securities laws.

     b. The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

     The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

16. DISSOLUTION OR LIQUIDATION OF THE COMPANY

     Upon the dissolution or liquidation of the Company (other than in connection with a transaction subject to the provisions of Section 17.2), all Stock Rights granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant have not otherwise terminated and expired, the Participant will have the right immediately prior to such dissolution or liquidation to exercise any Stock Right to the extent that such Stock Right is exercisable as of the date immediately prior to such dissolution or liquidation.

17. ADJUSTMENTS

     Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Stock Right or in any employment agreement between a Participant and the Company or an
Affiliate:

          17.1 STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Stock Right shall be appropriately increased or decreased, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          17.2 CONSOLIDATIONS OR MERGERS. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets (any of the foregoing, an "Acquisition"), all then outstanding Options shall terminate unless assumed pursuant to clause (i) below; provided, that either (i) the Committee shall provide for the surviving or acquiring entity or an affiliate thereof to assume the outstanding Options or grant replacement options in lieu thereof, any such replacement to be upon an equitable basis as determined by the Committee, or (ii) if there is no such assumption or substitution, all outstanding Options shall become immediately and fully exercisable immediately prior to the Acquisition, notwithstanding any restrictions or vesting conditions set forth therein.

          17.3 RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 17.2 above) pursuant to which securities


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     of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

          17.4 MODIFICATION OF ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Section 17.1, 17.2 or 17.3 with respect to ISOs shall be made only after the Committee determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

18. ISSUANCES OF SECURITIES

     Except as expressly provided herein, no issuance (including for this purpose the delivery of shares held in treasury) by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

19. FRACTIONAL SHARES

     No fractional share shall be issued under the Plan and the person exercising any Stock Right shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof determined in good faith by the Board of Directors.

20. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOs

     Any Options granted under this Plan which do not meet the requirements of the Code for ISOs shall automatically be deemed to be NQSOs without further action on the part of the Committee. The Committee, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portion thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into NQSOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.


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21. WITHHOLDING

     In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("FICA") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of a Stock Right or a Disqualifying Disposition (as defined in Section 22), the Participant shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the Exchange Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the Exchange Act. For purposes hereof, the Fair Market Value of any shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant my be required to advance the difference in cash to the Company or the Affiliate employer. The Committee in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding. In no event shall shares be withheld from any award in satisfaction of tax withholding requirements in an amount that exceeds the minimum tax withholding requirements of law.

22. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

     Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a "Disqualifying Disposition" of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (as defined in Section 424(c) of the Code) of such shares before the later of (a) two years from the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such Shares are sold, the notice provisions of this Section 22 shall not apply.

23. EFFECTIVE DATE; TERMINATION OF THE PLAN

     The Plan shall be effective on December 12, 1996, the date of its approval by the Board of Directors. The Plan will terminate on December 12, 2006. The Plan may be terminated at an earlier date by vote of the Board of Directors; provided, however, that any such earlier termination will not affect any Stock Rights granted or Stock Agreements executed prior to the effective date of such termination.

24. AMENDMENT OF THE PLAN; AMENDMENT OF STOCK RIGHTS

     The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Committee, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under
Section 422 of the Code, to the extent necessary to ensure that Stock Rights granted or to be granted under the Plan are in accordance with Rule 16b-3 under the Exchange Act, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in


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any national automated quotation system of securities dealers. No modification or amendment of the Plan shall adversely affect a Participant's rights under a Stock Right previously granted to the Participant without such Participant's consent.

     In its discretion, the Committee may amend any term or condition of any outstanding Stock Right, PROVIDED, (i) such term or condition as amended is permitted by the Plan, (ii) if the amendment is adverse to the Participant, such amendment shall be made only with the consent of the Participant, (iii) any such amendment of any ISO shall be made only after the Committee determines whether such amendment would constitute a "modification" of any Stock Right which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO, and (iv) with respect to any Stock Right held by any Participant who is subject to the provisions of Section 16(a) of the Exchange Act, any such amendment shall be made only after the Committee determines whether such amendment would constitute the grant of a new Stock Right. Notwithstanding the foregoing, the Committee may not reprice any Options, either directly through a reduction of the exercise price or indirectly by cancellation of outstanding Options in return for an immediate grant of Options with a lower exercise price.

25. EMPLOYMENT OR OTHER RELATIONSHIP

     Nothing in this Plan or any Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

26. GOVERNING LAW

     This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.


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